EARNINGS PER SHARE SCHEDULE

    Calculation of net income

         Net Income (loss)                                 $229,036
         Assumed interest expense reduction                       0
         Assumed interest income increase                         0
                                                           ---------
                                                           $229,036
                                                           =========

    Calculation of weighted average number of shares
         Weighted average shares outstanding               9,709,872
         Common stock equivalents                                  0
                                                           ----------
                                                           9,709,872
                                                           ==========
         Net income (loss) per share
                                                               $0.02
                                                           ==========